EXHIBIT 99.1

Nanophase Reports Third Consecutive Year of Record Revenue for 2022

— Another record year with 27% YOY growth
— Delivered $37 Million in full year revenue
— In Beauty Science markets, Solésence revenue is up 27% YOY while Active Pharmaceutical Ingredients (API) sales are up 44%

ROMEOVILLE, Ill., March 29, 2023 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Jess Jankowski, President and Chief Executive Officer, commented: “We have had some big wins in 2022 and so far in 2023. However, while the last year clearly shows that we are one of the world’s best in terms of innovating and creating products that are broadly sought after by beauty consumers, we are keenly focused on achieving these same standards in the manufacturing and operating sides of our business.”

Kevin Cureton, Chief Operating Officer, commented: “Our top priority for 2022 was to ready our infrastructure to handle a multiple of our current volume to meet demand. However, we experienced some challenges, including the delay in the operationalization of our new facility, along with some one-time atypical expenses, all of which contributed to our loss for 2022. We look forwarding to discussing the year further on our conference call this week.”

Fourth Quarter and Full Year 2022 Financial Highlights

  Revenue for the fourth quarter was $8.3 million, vs. $7.4 million for the same period in 2021, a 12% increase.
  Revenue for the full year was $37.3 million vs. $29.5 million for the same period in 2021, a 27% increase.

For the full year of 2022:

  Solésence revenue was $23.1 million, up 27% from $18.2 million in 2021.
  Personal Care Ingredients revenue was $11.1 million, up 44% from $7.7 million in 2021.
  Advanced Materials revenue was $3.1 million, down 14% from $3.6 million in 2021.
  Net loss for the quarter was $2.0 million in 2022, or $0.04 per share, compared to a net loss of $0.4 million, or $0.01 per share, for 2021.
  Net loss for the full year 2022 was $2.6 million, or $0.05 per share, compared to net income of $2.3 million, or $0.05 per share, for 2021.
  We saw a loss for the full year 2022 amounting to $2.6 million, in part due to investments in current and future growth across facilities, engineering, new intellectual property, and the resumption of trade shows. Some atypical expense items amounted to $1.6M or slightly over 69% of our loss for the full year.
    Legal fees of $0.4M for litigation
    Social engineering cyber theft loss of $0.7M
    Accrued consulting fees for ERC credit of $0.2M
    Additional bad debt expense of $0.3M

Selected Operational Highlights

  Nanophase and Solésence Beauty Science were named in Fast Company’s World’s Most Innovative Companies for 2023, positioning us as No. 2 in the Beauty category.
  We received a Notice of Allowance for our award-winning Kleair™ technology in the United States, which covers claims that are highly sought after in skin health and cosmetics applications and will provide the Company with substantial added IP protection for the use of health-infused beauty products in the United States. We also received allowances in Australia and Israel for a plant-based UV absorber technology.
  We successfully completed the move of our filling and packaging operations to our new facility.

Conference Call
Nanophase will host its Fourth Quarter and Year End 2022 conference call on Thursday, March 30, 2023, at 10:00 a.m. CDT, 11:00 a.m. EDT to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

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The call may also be accessed through the company’s website, at http://www.nanophase.com/, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2023. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2022	2021
	(in thousands except share and per share data)
ASSETS

Current assets:
Cash	$2,186	$657
Trade accounts receivable, less allowance for doubtful accounts of $139
for December 31, 2022 and $60 for 2021	4,734	3,937
Inventories, net	8,839	6,095
Prepaid expenses and other current assets	866	910
Total current assets	16,625	11,599

Equipment and leasehold improvements, net	7,949	4,712
Operating leases, right of use	8,978	12,075
Other assets, net	6	8
Total assets	$33,558	$28,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	$7,282	$1,351
Current portion of finance lease obligations	-	105
Current portion of operating lease obligations	-	589
Accounts payable	6,363	3,566
Current portion of deferred revenue	2,167	783
Accrued expenses	1,023	946
Total current liabilities	16,835	7,340

Long-term portion of finance lease obligations	-	6
Long-term portion of operating lease obligations	9,823	11,700
Long-term debt, related party	1,000	1,000
Long-term portion of deferred revenue	21	661
Asset retirement obligations	230	222
Total long-term liabilities	11,074	13,589

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 and 55,000,000 shares authorized;
49,320,680 and 48,893,573 shares issued and outstanding on December 31, 2022
and December 31, 2021, respectively	493	489
Additional paid-in capital	105,226	104,423
Accumulated deficit	(100,070)	(97,447)
Total stockholders' equity	5,649	7,465
Total liabilities and shareholders' equity	$33,558	$28,394

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands except share and per share data)
Revenue:
Product revenue	$8,216	$7,354	$36,731	$29,325
Other revenue	45	11	586	150
Net revenue	8,261	7,365	37,317	29,475

Operating expense:
Cost of revenue	7,298	6,197	28,957	20,785
Gross profit	963	1,168	8,360	8,690

Research and development expense	727	566	3,037	2,235
Selling, general and administrative expense	2,088	902	7,581	3,896
Income/(loss) from operations	(1,852)	(300)	(2,258)	2,559
Interest expense	(150)	(58)	(382)	(1,154)
Other income, net	-	-	-	952
Income/(loss) before provision for income taxes	(2,002)	(358)	(2,640)	2,357
Provision for income taxes	(17)	37	(17)	37
Net income/(loss)	$(1,985)	$(395)	$(2,623)	$2,320

Net income per share-basic	$(0.04)	$(0.01)	$(0.05)	$0.05

Weighted average number of basic shares outstanding	49,260,295	48,774,542	49,117,000	45,021,173

Net income per share-diluted	$(0.04)	$(0.01)	$(0.05)	$0.05

Weighted average number of diluted shares outstanding	49,260,295	48,774,542	49,117,000	47,039,173

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Three months ended		Years ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$8,216	$7,354	$36,731	$29,325
Other revenue	45	11	586	150
Net revenue	8,261	7,365	37,317	29,475

Operating expense:
Cost of revenue detail:
Depreciation	138	110	503	392
Non-Cash equity compensation	24	8	95	44
Other costs of revenue	7,136	6,079	28,359	20,349
Cost of revenue	7,298	6,197	28,957	20,785
Gross profit	963	1,168	8,360	8,690

Research and development expense detail:
Depreciation	8	9	34	37
Non-Cash equity compensation	40	21	162	94
Other research and development expense	679	536	2,841	2,104
Research and development expense	727	566	3,037	2,235

Selling, general and administrative expense detail:
Depreciation and amortization	8	7	30	25
Non-Cash equity compensation	106	7	366	22
Other selling, general and administrative expense	1,974	888	7,185	3,849
Selling, general and administrative expense	2,088	902	7,581	3,896
Income/(loss) from operations	(1,852)	(300)	(2,258)	2,559
Interest expense	(150)	(58)	(382)	(1,154)
Other income, net	-	-	-	952
Income/(loss) before provision for income taxes	(2,002)	(358)	(2,640)	2,357
Provision for income taxes	(17)	37	(17)	37
Net income/(loss)	$(1,985)	$(395)	$(2,623)	$2,320

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	150	58	382	1,154
Addback Depreciation/Amortization	154	126	567	454
Addback Non-Cash Equity Compensation	170	36	623	160
Addback Other Income, net	-	-	-	(952)
Addback Provision for Income Taxes	(17)	37	(17)	37

Adjusted EBITDA	$(1,528)	$(138)	$(1,068)	$3,173

Investor Relations Contact:
Phone: (630) 771-6736